UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2010

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 548-2900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on August 4, 2010 Catalyst Health Solutions, Inc. (the “Company”) entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with Independence Blue Cross (“Parent”), QCC Insurance Company (“Seller”), FutureScripts, LLC and FutureScripts Secure LLC (together with FutureScripts, LLC, “FutureScripts”), whereby the Company, subject to the terms and conditions of the Purchase Agreement, agreed to purchase all of the outstanding equity interests in FutureScripts (the acquisition by the Company of FutureScripts, the “Acquisition”) for an aggregate purchase price of $225,000,000, subject to certain adjustments. FutureScripts provides pharmacy benefit management services to approximately 1 million lives and manages over 14 million prescriptions annually. The Company assigned its rights to its wholly owned subsidiary, FutureScripts Holdings LLC, to purchase all of the outstanding equity interests in FutureScripts.

The closing of the Acquisition (the “Closing”) occurred on September 13, 2010. Following the Closing, the Company will manage the Parent’s pharmacy benefits under the terms of a new 10-year contract.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company intends to file with the Securities and Exchange Commission (the “Commission”) the historical financial statements and pro forma financial information with respect to FutureScripts required to be filed pursuant to Rule 3-05 of Regulation S-X under the Securities Act within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the Commission.

(b) Pro forma financial information.

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date: September 14, 2010	By:	/S/ BRUCE F. METGE
	Name:	Bruce F. Metge
	Title:	General Counsel and Corporate Secretary

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